UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Edge Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MERGER PROPOSED - YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

September 29, 2008

Dear Edge Stockholder:

We previously mailed you proxy materials in connection with the Annual Meeting of Stockholders of Edge Petroleum Corporation, or “Edge,” to be held on October 23, 2008.  Your vote is important.  Please vote today each proxy card you have received at your earliest convenience.

As set forth in the proxy materials, the board of directors of Edge has unanimously approved a merger agreement that provides for Chaparral Energy, Inc., or “Chaparral,” to acquire Edge in an all-stock transaction.  Chaparral’s board of directors and stockholders already have adopted the merger agreement.

Our records indicate we have not yet received your proxy card with respect to this important meeting.  The affirmative vote by the holders of a majority of shares of Edge common stock outstanding and entitled to vote as of the specified record date is required to adopt the merger agreement and thereby approve the merger.  Accordingly, if you fail to vote at the Edge meeting, fail to return a proxy, fail to instruct your broker or other nominee how to vote or abstain, that will have the same effect as a vote against adoption of the merger agreement.

The Edge board of directors unanimously recommends that Edge common stockholders vote FOR the proposal to adopt the merger agreement.

We have enclosed a duplicate proxy card for your convenience.  Please participate by voting your shares today – by telephone, via the internet, or please sign, date and return the enclosed proxy card in the postage-paid return envelope provided.

If you have any questions or need assistance voting your proxy, please call D. F. King & Co., Inc., which is assisting Edge Petroleum Corporation, toll-free at 1-888-887-1266.

Thank you for voting and for your cooperation and continued support.

Sincerely,

/s/ John W. Elias
John W. Elias
Chairman of the Board, President and Chief
Executive Officer
Edge Petroleum Corporation

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please vote your proxy today.  Internet and telephone voting are available.  Kindly refer to your proxy card or voting instruction form for instructions.  Street name stockholders: please call the person responsible for your account at your bank or broker custodian and provide instructions to vote your shares.  Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions.

Additional Information and Where to Find It

In connection with the proposed merger with Chaparral, Edge and Chaparral have filed materials relating to the transaction with the U.S. Securities and Exchange Commission (“SEC”), including a prospectus of Chaparral and a definitive proxy statement of Edge. INVESTORS AND SECURITY HOLDERS OF EDGE ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT EDGE, CHAPARRAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement, which is available now, and other documents containing information about Edge and Chaparral, without charge, at the SEC’s web site at www.sec.gov. Investors and security holders may also obtain information with respect to Edge through its web site at www.edgepet.com. Copies of Edge’s SEC filings may also be obtained for free by directing a request to Investor Relations, Edge Petroleum Corporation, (713) 654-8960. Copies of Chaparral’s SEC filings may also be obtained for free by directing a request to Investor Relations, Chaparral Energy, Inc., (405) 478-8770.

Participants in Solicitation

Edge and Chaparral and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Edge’s common stockholders in respect of the merger. Information about these persons can be found in Edge’s Form 10-K/A as filed with the SEC on April 29, 2008 and Form 8-K filed with the SEC on July 15, 2008 and Chaparral’s Form 10-K as filed with the SEC on March 31, 2008. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the definitive proxy statement that has been filed with the SEC in connection with the proposed transaction.